AMERIPRIME FINANCIAL SECURITIES, INC.

                                DEALER AGREEMENT

         This Dealer Agreement (the "Agreement") is between AmeriPrime Financial Securities, Inc. (the "Distributor") and ________________________________ (the
"Service Organization"), and has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (the "Act") with respect to the Funds listed in Exhibit A (the "Fund" or "Funds" or the "Trust") as an agreement related to a 12b-1 distribution plan adopted pursuant to said Rule (the "Plan"). This Agreement has been approved both by a majority of the Trustees of the Trust, and by a majority of the Trustees who are not interested persons of the Trust or the Fund and who have no direct or indirect financial interest in the operation of the Plan or this Agreement (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on this Agreement. The Plan authorizes the Distributor to pay expenses which may be deemed to be related the distribution of the Fund. Accordingly, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

                   1. The Distributor  hereby appoints the Service  Organization
     (a) to undertake from time to time distribution services to promote the sale of shares of the Fund and (b) to render or cause to be rendered administrative support services to the Fund and its shareholders, which distribution and administrative support services may include, without limitation: forwarding sales literature, aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with the Fund's transfer agent; answering client inquiries about the Fund and referring to the Fund those inquiries which the Service Organization is unable to answer; assisting clients in changing dividend options, account designations and addresses; performing sub-accounting; establishing, maintaining and closing shareholder accounts and records; investing client account cash balances automatically in shares of the Fund; providing periodic statements showing a client's account balance, integrating such statements with those of other transactions and balances in the client's other accounts serviced by the Service Organization and performing such other recordkeeping as is necessary for the Fund's transfer agent to comply with the recordkeeping requirements of the Act and the regulations promulgated thereunder; arranging for bank wires; and providing such other information and services as the Fund reasonably may request, to the extent the Service Organization is permitted by applicable statute, rule or regulation to provide these services.

                   2. The Service Organization shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in the Service Organization's business, or all or any personnel employed by the Service Organization) as is necessary or beneficial for providing information and services to shareholders of the Fund, and to assist the Fund in servicing accounts of clients. Shares of the Fund purchased by Service Organization on behalf of its clients may be registered in its name or the name of its nominee. The client will be the beneficial owner of the shares of the Fund purchased and held by Service Organization in accordance with the client's instructions and the client may exercise all applicable rights of a holder of such Shares. The Service Organization shall transmit promptly to clients all prospectuses, proxy statements and other materials and communications sent to it for transmittal to clients by or on behalf of the Trust, the Fund or the Fund's investment advisor, administrator, underwriter, custodian or transfer or dividend disbursing agent. Service Organization agrees to transfer record ownership of a client's Fund shares to the client promptly upon the request of a client. In addition, record ownership will be promptly transferred to the client in the event that the person or entity ceases to be Service Organization's client.

                   3. Distributor shall pay you a monthly fee based on the average net asset value during any month of Fund shares which are attributable to clients of your firm, at the rate set forth on Schedule A attached hereto and made a part hereof. The Service Organization shall notify the Trust if the Service Organization directly charges a fee to Fund shareholders for its services as described in this Agreement.

                   4. The Service Organization agrees to comply with the requirements of all laws applicable to it, including but not limited to, ERISA, federal and state securities laws and the rules and regulations promulgated thereunder. The Service Organization agrees to provide services hereunder in compliance with the then current Prospectus and Statement of Additional Information of the Fund and the operating procedures and policies established by the Fund, including, but not limited to, required minimum investment and minimum account size.

                   5. No person is authorized to make any representations concerning the Fund or its shares except those contained in the current Prospectus or Statement of Additional Information of the Fund and any such information as may be officially designated as information supplemental to the Prospectus. Additional copies of any Prospectus and any printed information officially designated as supplemental to such Prospectus will be supplied by the Trust to the Service Organization in reasonable quantities on request. Service Organization is specifically authorized to distribute the Fund's Prospectus and sales material received from the Fund or the Fund's Distributor. No person is authorized to distribute any other sales material relating to the Fund without the prior approval of the Fund.

                   6. The Service Organization agrees that it will provide distribution and administrative support services only to those persons who reside in any jurisdiction in which the Fund's shares are registered for sale and in which the Service Organization may lawfully provide such services. Upon request, the Fund shall provide the Service Organization with a list of the states in which the Fund's shares are registered for sale and shall keep such list updated. Distributor and the Trust assume no responsibility or obligation as to the right of Service Organization to sell Fund shares in any jurisdiction.

                   7. Service Organization represents that it is and will be at all times relevant hereto a member in good standing of the National Association of Securities Dealers, Inc., and further represents and warrants that it is and will be at all times relevant hereto a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. Service Organization agrees to comply with all requirements applicable to it of all applicable laws, including federal and state securities laws, the Rules and Regulations of the Securities and Exchange Commission and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. Service Organization agrees that it will not offer Fund shares to persons in any jurisdiction in which the shares are not registered for sale and in which Service Organization may not lawfully make such offer due to the fact that it has not registered under, or is not exempt from, the applicable registration or licensing requirements of such jurisdiction. Service Organization further agrees that it will maintain all records required by applicable law relating to transactions involving purchases or redemptions of the shares by it or its clients. In all sales of Fund shares to the public, Service Organization shall act as agent on behalf of the Fund, and in no transaction, shall it act as dealer for its own account.

                   8. The Service Organization agrees not to solicit or cause to be solicited directly, or indirectly at any time in the future, any proxies from the shareholders of the Fund in opposition to proxies solicited by management of the Trust, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Trustees of the Trust constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This paragraph 8 will survive the expiration or termination of this Agreement.

                   9. The Service Organization shall prepare such quarterly reports for the Trust as shall reasonably be requested by the Trust. In addition, the Service Organization will furnish the Trust or its designees with such information as the Trust or they may reasonably request (including, without limitation, periodic certifications confirming the provision to clients of the services described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by the Distributor pursuant hereto, as well as any other reports or filings that may be required by law.

                  10. The Service Organization acknowledges that the Distributor may enter into similar agreements with others without the consent of the Service Organization.

                  11. The Service Organization understands and acknowledges that the Trust has the right, at its discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of the Fund.

                  12. This Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved as to the Fund at least annually by the Trustees of the Trust, including a majority of the Disinterested Trustees, cast in person at a meeting for that purpose. In the event this Agreement, or any part thereof, is found invalid or is ordered terminated by any regulatory or judicial authority, or the Service Organization shall fail to perform the shareholder servicing and administrative functions contemplated hereby, this Agreement is terminable effective upon receipt of notice thereof by the Service Organization.

         13. Notwithstanding paragraph 12, this Agreement may be terminated as follows:

          (a) at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund on not more than sixty (60) days' written notice to the parties to this Agreement;

          (b) automatically in the event of the Agreement's assignment as defined in the Act; or

          (c) by any party to the Agreement without cause by giving the other parties at least thirty (30) days' written notice of its intention to terminate.

                  14. Any  termination  of this  Agreement  shall not affect the
     provisions  of  paragraph  17,  which  shall  survive  the   expiration  or
     termination of this Agreement and continue to be enforceable thereafter.

                  15. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.

                  16. This Agreement is not intended to, and shall not, create any rights against any party hereto by any third person solely on account of this Agreement.

                  17. The Service Organization shall provide such security as is necessary to prevent unauthorized use of any computer hardware or software provided to it by or on behalf of the Trust, if any. The Service Organization agrees to release, indemnify and hold harmless the Fund, the Trust, the Trust's transfer agent, custodian, investment advisor, administrator and underwriter, and their respective principals, directors, trustees, officers, employees and agents from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by the Service Organization, its officers, employees or agents regarding the purchase, redemption, transfer or registration of shares for accounts of the Service Organization, its clients and other shareholders. Such indemnity shall also cover any losses and liabilities relating to the lawfulness of Service Organization's participation in this Agreement, or resulting from the Service Organization's performance of or failure to perform its obligations or its breach of any representations or warranties under this Agreement. If any claims are asserted which may give rise to indemnification hereunder, the indemnified parties shall have the right to engage in their own defense, including the selection and engagement of legal counsel of their choosing and all costs of such defense shall be borne by Service Organization. Principals of the Service Organization will be available to consult from time to time with the Trust concerning the administration and performance of the services contemplated by this Agreement.

                  18. This Agreement may be amended only by an agreement in writing signed by the parties.

                  19. To the extent this Agreement may be deemed to create obligations on the part of the Trust, such obligations shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the property of the Trust, as provided in the Trust's Agreement and Declaration of Trust. The authorization of this Agreement by the Trustees shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally.

                  20. If any provision of this Agreement, or any covenant, obligation or agreement contained herein, is determined by a court to be invalid or unenforceable, the parties agree that (a) such determination shall not affect any other provision, covenant, obligation or agreement contained herein, each of which shall be construed and enforced to the full extent permitted by law, and (b) such invalid or unenforceable portion shall be deemed to be modified to the extent necessary to permit its enforcement to the maximum extent permitted by applicable law.

                  21. This Agreement shall be construed in accordance with the laws of the State of Texas.







         IN WITNESS WHEREOF, this Agreement has been executed for the parties by their duly authorized officers, on this ______ day of ______________________, 1999.

____________________________________     AMERIPRIME FINANCIAL SECURITIES, INC.
                                         -------------------------------------
         Service Organization                    Distributor


By: _______________________________        By: ________________________________

Name:______________________________        Name:   Kenneth D. Trumpfheller
                                           ------------------------------------
            Authorized Signature              Authorized Signature

Address and Phone Number (Principal Office)

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